Exhibit 99.1

TTEC Announces First Quarter 2024

Financial Results

First Quarter 2024

Revenue was $576.6 Million, down 8.9 Percent

Operating Income was $22.7 Million or 3.9 Percent of Revenue

($37.9 Million or 6.6 Percent of Revenue Non-GAAP)

Net Income was $0.5 Million or 0.1 Percent of Revenue

($12.6 Million or 2.2 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $54.9 Million or 9.5 Percent of Revenue

Fully Diluted EPS was $0.01 ($0.27 Non-GAAP)

Reiterates Outlook for Full Year 2024

DENVER, May 8, 2024 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global CX (customer experience) technology and services innovator for AI-enabled CX with solutions from TTEC Engage and TTEC Digital, announced today financial results for the first quarter ended March 31, 2024.

“We met our first quarter objectives while navigating a fluid demand environment. We continued to make progress executing our diversification strategy that includes new clients, partnerships, solutions, and geographic delivery locations. We established new client relationships with over two dozen accounts, several of which are large enterprises that present strong long-term growth opportunities,” commented Ken Tuchman, chairman and chief executive officer of TTEC.

Tuchman continued, “In TTEC Digital we are gaining momentum as one of the dominant CX partners working at the intersection of Contact Center technology, CRM, AI, and analytics. With our expert teams of CX strategists, data scientists, and engineers, TTEC Digital continues to deliver strong bookings and a growing pipeline.”

“In TTEC Engage, we are attracting and ramping an exciting group of new enterprise clients leveraging our expanded geographic footprint and technology-enabled solutions. We are working through anticipated first half 2024 headwinds and are committed to returning the Company to long-term growth and increased profitability,” Tuchman concluded.

FIRST QUARTER 2024 FINANCIAL HIGHLIGHTS

Revenue

•	First quarter 2024 GAAP revenue decreased 8.9 percent to $576.6 million compared to $633.3 million in the prior year.
•	Foreign exchange had a $1.8 million positive impact on revenue in the first quarter of 2024.

Income from Operations

•	First quarter 2024 GAAP income from operations was $22.7 million, or 3.9 percent of revenue, compared to $44.4 million, or 7.0 percent of revenue in the prior year.
•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $37.9 million, or 6.6 percent of revenue, compared to $60.7 million, or 9.6 percent for the prior year.
•	Foreign exchange had a $0.5 million negative impact on Non-GAAP income from operations in the first quarter of 2024.

Adjusted EBITDA

•	First quarter 2024 Non-GAAP Adjusted EBITDA was $54.9 million, or 9.5 percent of revenue, compared to $82.9 million, or 13.1 percent of revenue in the prior year.

Earnings Per Share

•	First quarter 2024 GAAP fully diluted earnings per share was $0.01 compared to $0.44 in the prior year.
•	Non-GAAP fully diluted earnings per share was $0.27 compared to $0.78 in the prior year.

CASH FLOW AND BALANCE SHEET

•	Cash flow from operations in the first quarter of 2024 was ($15.6) million compared to $49.1 million for the first quarter of 2023.
•	Capital expenditures in the first quarter of 2024 were $13.5 million compared to $13.7 million for the first quarter of 2023.
•	As of March 31, 2024, TTEC had cash and cash equivalents of $91.5 million and debt of $956.8 million, resulting in a net debt position of $865.3 million. This compares to a net debt position of $781.8 million for the same period 2023.
•	As of March 31, 2024, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $95 million compared to $335 million for the same period 2023.
•	On February 27, 2024, the Board declared the semi-annual dividend of $0.06 per share, or $2.8 million, which was paid on April 30, 2024, to shareholders of record as of April 3, 2024.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two business segments: TTEC Digital and TTEC Engage. Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	First quarter 2024 GAAP revenue for TTEC Digital decreased 4.2 percent to $112.0 million from $116.9 million for the year ago period. Income from operations was $3.3 million or 2.9 percent of revenue compared to an operating income of $0.8 million or 0.7 percent of revenue in the prior year.
•	Non-GAAP income from operations was $9.3 million, or 8.3 percent of revenue, compared to Non-GAAP income from operations of $10.5 million or 9.0 percent of revenue in the prior year.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	First quarter 2024 GAAP revenue for TTEC Engage decreased 10.0 percent to $464.6 million from $516.4 million for the year ago period. Income from operations was $19.4 million or 4.2 percent of revenue compared to operating income of $43.6 million, or 8.4 percent of revenue in the prior year.
•	Non-GAAP income from operations was $28.7 million, or 6.2 percent of revenue, compared to Non-GAAP income from operations of $50.2 million, or 9.7 percent of revenue in the prior year.
•	Foreign exchange had a $1.7 million positive impact on revenue and $0.4 million negative impact on income from operations.

BUSINESS OUTLOOK

“We delivered upon our plan in the first quarter, especially the momentum in our TTEC Digital business as an increased level of clients across industries modernize their CX ecosystems with our cloud technology solutions. Operational execution in our TTEC Engage business is a top priority as we focus on increased utilization of our expanded global footprint, deepen our relationships with new and existing clients, and integrate AI-enabled solutions. We are also resolute in our commitment to meaningfully improve our TTEC Engage profit margins in the second half of this year,” commented Kenny Wagers, chief financial officer of TTEC.

Wagers continued, “I want to convey our confidence in the attractiveness of the CX marketplace, our differentiated TTEC Engage and TTEC Digital technology and service capabilities, and our fortitude to execute and deliver long-term value to our clients and shareholders. We still believe that the second quarter will be the low point in our performance this year as we transition through the peak of the headwinds in our TTEC Engage business. This, in addition to the profit optimization initiatives shared in our last earnings call, gives us the confidence in achieving our full-year outlook.”

TTEC Full Year 2024 Outlook

	Full Year 2024	Full Year 2024
	Guidance	Mid-Point
Revenue	$2,275M — $2,365M	$2,320M
Non-GAAP adjusted EBITDA	$215M — $259M	$237M
Non-GAAP adjusted EBITDA margins	9.5% — 11.0%	10.2%
Non-GAAP operating income	$150M — $194M	$172M
Non-GAAP operating income margins	6.6% — 8.2%	7.4%
Interest expense, net	($79M) — ($81M)	($80M)
Non-GAAP adjusted tax rate	25% — 27%	26%
Diluted share count	47.4M — 47.6M	47.5M
Non-GAAP earnings per a share	$1.10 — $1.78	$1.44

Engage Full Year 2024 Outlook

	Full Year 2024	Full Year 2024
	Guidance	Mid-Point
Revenue	$1,790M — $1,850M	$1,820M
Non-GAAP adjusted EBITDA	$149M — $179M	$164M
Non-GAAP adjusted EBITDA margins	8.4% — 9.7%	9.0%
Non-GAAP operating income	$95M — $125M	$110M
Non-GAAP operating income margins	5.3% — 6.8%	6.1%

Digital Full Year 2024 Outlook

	Full Year 2024	Full Year 2024
	Guidance	Mid-Point
Revenue	$485M — $515M	$500M
Non-GAAP adjusted EBITDA	$66M — $80M	$73M
Non-GAAP adjusted EBITDA margins	13.5% — 15.5%	14.5%
Non-GAAP operating income	$55M — $69M	$62M
Non-GAAP operating income margins	11.2% — 13.3%	12.3%

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2024 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC (pronounced T-TEC) Holdings, Inc. (NASDAQ:TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next-gen digital technology, the Company's TTEC Digital business designs, builds, and operates omnichannel contact center technology, CRM, AI and analytics solutions. The Company's TTEC Engage business delivers AI-enabled customer engagement, customer acquisition and growth, tech support, back office, and fraud prevention services. Founded in 1982, the Company's singular obsession with CX excellence has earned it leading client, customer, and employee satisfaction scores across the globe. The Company's approximately 58,000 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com.

FORWARD-LOOKING STATEMENTS

This Earnings Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to our operations, expected financial position, results of operation, effective tax rate, cash flow, leverage, liquidity, business strategy, competitive position, demand for our services in international operations, acquisition opportunities and impact of acquisitions, capital allocation and dividends, growth opportunities, spending, capital expenditures and investments, competition and market forecasts, industry trends, our human capital resources, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance.

In this Release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements. Unless otherwise indicated or except where the context otherwise requires, the terms “TTEC,” “the Company,” “we,” “us” and “our” and other similar terms in this report refer to TTEC Holdings, Inc. and its subsidiaries. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2024	2023
Revenue	$576,638	$633,286

Operating Expenses:
Cost of services	453,818	482,678
Selling, general and administrative	74,575	74,010
Depreciation and amortization	25,145	25,827
Restructuring charges, net	249	2,053
Impairment losses	140	4,307
Total operating expenses	553,927	588,875

Income From Operations	22,711	44,411

Other income (expense), net	(19,882)	(15,572)

Income Before Income Taxes	2,829	28,839

Provision for income taxes	(2,329)	(7,922)

Net Income	500	20,917

Net (loss) / income attributable to noncontrolling interest	(2,805)	(2,270)

Net (Loss) / Income Attributable to TTEC Stockholders	$(2,305)	$18,647

Net Income Per Share

Basic	$0.01	$0.44

Diluted	$0.01	$0.44

Net (Loss) / Income Per Share Attributable to TTEC Stockholders

Basic	$(0.05)	$0.39

Diluted	$(0.05)	$0.39

Income From Operations Margin	3.9%	7.0%
Net Income Margin	0.1%	3.3%
Net (Loss) / Income Attributable to TTEC Stockholders Margin	(0.4)%	2.9%
Effective Tax Rate	82.3%	27.5%

Weighted Average Shares Outstanding
Basic	47,432	47,234
Diluted	47,587	47,401

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended
	March 31,
	2024	2023
Revenue:
TTEC Digital	$112,031	$116,927
TTEC Engage	464,607	516,359
Total	$576,638	$633,286

Income From Operations:
TTEC Digital	$3,288	$785
TTEC Engage	19,423	43,626
Total	$22,711	$44,411

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$91,514	$172,747
Accounts receivable, net	404,651	394,868
Prepaids and other current assets	104,985	95,064
Income and other tax receivables	16,328	18,524
Total current assets	617,478	681,203

Property and equipment, net	185,242	191,003
Operating lease assets	113,060	121,574
Goodwill	807,134	808,988
Other intangibles assets, net	189,814	198,433
Income and other tax receivables, long-term	41,501	44,673
Other assets	160,825	139,724

Total assets	$2,115,054	$2,185,598

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$90,473	$96,577
Accrued employee compensation and benefits	120,340	146,184
Deferred revenue	87,787	81,171
Current operating lease liabilities	36,457	38,271
Other current liabilities	49,158	40,824
Total current liabilities	384,215	403,027

Long-term liabilities:
Line of credit	953,000	995,000
Non-current operating lease liabilities	90,218	96,809
Other long-term liabilities	75,212	75,220
Total long-term liabilities	1,118,430	1,167,029

Equity:
Common stock	474	474
Additional paid in capital	412,768	407,415
Treasury stock	(589,475)	(589,807)
Accumulated other comprehensive income (loss)	(93,733)	(89,876)
Retained earnings	865,277	870,429
Noncontrolling interest	17,098	16,907
Total equity	612,409	615,542

Total liabilities and equity	$2,115,054	$2,185,598

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2024	2023
Cash flows from operating activities:
Net income	$500	$20,917
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,145	25,827
Amortization of contract acquisition costs	283	716
Amortization of debt issuance costs	643	268
Imputed interest expense and fair value adjustments to contingent consideration	(1,240)	3,178
Provision for credit losses	(31)	2,263
Loss on disposal of assets	510	605
Impairment losses	140	4,307
Loss on dissolution of subsidiary		301
Deferred income taxes	(12,628)	(4,994)
Excess tax benefit from equity-based awards	292	(1)
Equity-based compensation expense	5,812	4,154
Loss / (gain) on foreign currency derivatives	77	(493)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(11,301)	11,089
Prepaids and other assets	3,094	13,325
Accounts payable and accrued expenses	(25,845)	(22,352)
Deferred revenue and other liabilities	(1,080)	(10,052)
Net cash provided by operating activities	(15,629)	49,058

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	25	26
Purchases of property, plant and equipment	(13,473)	(13,669)
Net cash used in investing activities	(13,448)	(13,643)

Cash flows from financing activities:
Net proceeds / (borrowings) from line of credit	(42,000)	(30,000)
Payments on other debt	(741)	(600)
Payments of contingent consideration and hold back payments to acquisitions	-	(9,162)
Payments to noncontrolling interest	(2,520)	(3,367)
Tax payments related to the issuance of restricted stock units	(127)	(510)
Payments of debt issuance costs	(1,100)	-
Net cash provided by financing activities	(46,488)	(43,639)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,847	878

Increase in cash, cash equivalents and restricted cash	(73,718)	(7,346)
Cash, cash equivalents and restricted cash, beginning of period	173,905	167,064
Cash, cash equivalents and restricted cash, end of period	$100,187	$159,718

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2024	2023
Revenue	$576,638	$633,286

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Income from Operations	$22,711	$44,411
Restructuring charges, net	249	2,053
Impairment losses	140	4,307
Cybersecurity incident related impact, net of insurance recovery	-	(3,236)
Property costs not related to operations	1,033	-
Liability related to notifications triggered by labor scheme (1)	(475)	-
Equity-based compensation expenses	5,812	4,154
Amortization of purchased intangibles	8,445	9,003

Non-GAAP Income from Operations	$37,915	$60,692

Non-GAAP Income from Operations Margin	6.6%	9.6%

Depreciation and amortization	16,069	16,824
Changes in acquisition contingent consideration	(1,240)	3,178
Change in escrow balance related to acquisition	-	625
Loss on dissolution of subsidiary	-	301
Foreign VAT receivable write-off	770	-
Foreign exchange loss / (gain), net	1,192	634
Other Income (expense), net	206	655

Adjusted EBITDA	$54,912	$82,909

Adjusted EBITDA Margin	9.5%	13.1%

Reconciliation of Non-GAAP EPS:

Net Income	$500	$20,917
Add:Asset impairment and restructuring charges	389	6,360
Add:Equity-based compensation expenses	5,812	4,154
Add:Amortization of purchased intangibles	8,445	9,003
Add:Cybersecurity incident related impact, net of insurance recovery	-	(3,236)
Add:Property costs not related to operations	1,033	-
Add:Liability related to notifications triggered by labor scheme	(475)	-
Add:Foreign VAT receivable write-off	770	-
Add:Changes in acquisition contingent consideration	(1,240)	3,178
Add:Changes in escrow balance related to acquisition	-	625
Add:Loss on dissolution of subsidiary	-	301
Add:Foreign exchange loss / (gain), net	1,192	634
Less:Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(3,806)	(5,035)

Non-GAAP Net Income	$12,620	$36,901

Diluted shares outstanding	47,587	47,401

Non-GAAP EPS	$0.27	$0.78

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$500	$20,917
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,145	25,827
Other	(41,274)	2,314
Net cash provided by operating activities	(15,629)	49,058

Less - Total Cash Capital Expenditures	13,473	13,669

Free Cash Flow	$(29,102)	$35,389

(1) - For further information, please see discussion in the Risk Factors section of the 2023 Form 10-K filed on February 29, 2024.

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment:

	TTEC Engage		TTEC Digital
	Q1 24	Q1 23	Q1 24	Q1 23
Income from Operations	$19,422	$43,626	$3,289	$785
Restructuring charges, net	653	992	(404)	1,061
Impairment losses	140	1,453	-	2,854
Cybersecurity incident related impact, net of insurance recovery	-	(3,236)	-	-
Property costs not related to operations	1,033	-	-	-
Liability related to notifications triggered by labor scheme	(475)	-	-	-
Equity-based compensation expenses	3,783	2,676	2,029	1,478
Amortization of purchased intangibles	4,107	4,650	4,338	4,353

Non-GAAP Income from Operations	$28,663	$50,161	$9,252	$10,531

Depreciation and amortization	13,357	14,316	2,712	2,508
Changes in acquisition contingent consideration	(1,240)	3,178	-	-
Change in escrow balance related to acquisition	-	625	-	-
Loss on dissolution of subsidiary	-	301	-	-
Foreign VAT receivable write-off	770	-	-	-
Foreign exchange loss / (gain), net	1,378	701	(187)	(67)
Other Income (expense), net	44	512	163	143

Adjusted EBITDA	$42,972	$69,794	$11,940	$13,115